Exhibit 99.2

Offerpad Offerpad SOLD LETTER TO SHAREHOLDERS Q2 | 2023

Q2 2023 RESULTS REVENUE $230.1M GROSS PROFIT $22.2M or 9.7% HOMES SOLD 650 HOMES ACQUIRED 840 MOVE FREELY America More than doubled our acquisition volume from Q1 to Q2 Reduced aged inventory over 180 days to less than 2% Reported our highest Gross Margin since Q3 2021 at 9.7% 2 | Q2 2023

Offerpad OUR MISSION PROVIDE YOUR BEST WAY TO BUY AND SELL A HOME. PERIOD 04 Welcome to Offerpad 05 Letter to Shareholders 06 Investment Highlights 07 Customer Feedback 08 Business Highlights 09 Financial Results Summary 12 Third Quarter 2023 Outlook 13 Appendix 3 | Q2 2023o

WELCOME TO OFFERPAD HOW ARE WE DIFFERENT? 1 Providing Solutions for All Things Home We are offering services to meet homeowners’ needs beyond just buying and selling. 2 Offering Customizable Options With multiple service offerings to choose from, homeowners can create customizable solutions to best meet their needs. 3 Building Sustainable Growth Our focus is on growing in a responsible and disciplined manner that balances our goal of increasing market share with achieving long-term sustainable profitability. 4 Utilizing Industry Expertise Our real estate experts provide deep, local real estate expertise to ensure we are accounting for the unique market conditions in each location to optimize performance. 5 Adding Value Through Renovations Our renovations team can navigate both less traditional and larger renovation projects, expanding our customer base and adding value to each home. 6 Applying Flexibility We use real time market data and sentiment to anticipate and integrate changes in market conditions into our model. Our agility and flexibility mitigate external risk factors. 4 | Q2 2023 Offerpad SOLD

DEAR SHAREHOLDERS, The first half of 2023 has brought new optimism and increased confidence across the real estate industry. Visibility has improved and the market has continued to stabilize. Even better, the changes we have made to our processes and the strategy we have established for 2023 are paying off. Our second quarter operational performance and financial results continued the quarter over quarter sequential improvement that started in Q1. In the second quarter, we beat our financial guidance expectations. Our homes sold, Revenue and Adjusted EBITDA all exceeded the top end of our second-quarter guidance ranges. We sold 650 homes exceeding the top end of our range by 100 homes, and we produced $230 million of Revenue, 15% above the high end of our range. Adjusted EBITDA was negative $17.3 million which is a 61% improvement over Q1 and exceeded the top end of our Q2 range by 31%. This outperformance reflects the improvements we have made to our business processes and our elevated focus on profitability through margin expansion and cost discipline. Other highlights for the quarter include: Reported our highest Gross Margin since Q3 2021 at 9.7%; Achieved gross margin per home sold on homes acquired after September 1, 2022 of 13.5%; Achieved contribution margin after interest per home sold on homes acquired after September 1, 2022 of 9.5%, which is above our target range of 3% to 6%; Reduced inventory aged over 180 days to less than 2%, well below our 10% target; and Increased home acquisition volume from 364 homes in Q1 to 840 homes in Q2. We emphasized last quarter that our plan to produce positive Adjusted EBITDA by year-end is not dependent on market acceleration. We were prepared to perform through this period of depressed residential resale transaction volumes and that is exactly what we did in the second quarter. We remain confident in our ability to execute our 2023 plan. We have proven our ability to scale before and we have the opportunity to do it again, but with the added benefit of additional experience. Our processes, products and people continue to evolve providing more efficiency and increased value. We set out to change the way real estate transacts forever and that is exactly what we are doing. Brian Bair | Chairman and CEO 5 | Q2 2023

INVESTMENT HIGHLIGHTS Large Addressable Market Offerpad operates in the residential real estate industry with a Total Addressable Market of approximately $2.3T. Focused Business Model Offerpad is focused on responsible, long-term growth powered by our real estate expertise and advanced, proprietary algorithms that help optimize each transaction. Competitive Differentiation Offerpad’s suite of real estate services provides customizable options to meet each customer’s needs. Attractive Growth Profile Offerpad’s growth is fueled by increasing our existing market penetration and the rollout of additional ancillary services that create diversified revenue streams and increase the value proposition for our shareholders. AWESOME DIFFERENT 6 | Q2 2023

9 OUT OF 10 WOULD RECOMMEND TO A FRIEND* +64 NET PROMOTER SCORE* “Above and beyond” Donald and Barbara in Missouri “Amazing from start to finish” Jeremy and Dana in Florida 92% CUSTOMER SATISFACTION* “Very pleased with the entire process” Richard and Kimberly in Texas * Based on survey of approximately 382 customers who sold their home to Offerpad in Q2 2023. 7 | Q2 2023

BUSINESS HIGHLIGHTS Technology updates support process efficiencies and customer experience Offerpad’s continuous improvement culture has been a key driver supporting its ability to meet and exceed their financial goals this year. The company recently made technology advances with its customer facing app. Upgraded features deliver meaningful and relevant information to sellers, granting full visibility from request to closing. Customer App Upgrades Offerpad’s enhanced customer app supports its commitment to provide a simple and convenient customer experience. Customers can manage the entire transaction from their phone or laptop. New features will include: a seller to-do list, next steps, a calendar for tracking important dates, a resource center, and a tracker to instantly check the status of a transaction. Photos, and documents can be uploaded, signed and saved within the app. Customers can also chat with their dedicated Offerpad Customer Success team member. 8 | Q2 2023

Q2 2023 FINANCIAL RESULTS SUMMARY Compared with Q1 2023 Revenue decreased 62% to $230.1M Acquired 840 homes, an increase of 131% Sold 650 homes, a decrease of 60% Gross profit increased from $7.3M to $22.2M1 Net loss improved from ($59.4M) to ($22.3M)1 Net loss includes a $0.4M non-cash credit in Q2 2023 and a $0.4 million non-cash charge in Q1 2023 to mark to market the Warrant Liability Adjusted EBITDA improved from ($44.8M) to ($17.3M)1 Gross profit per home sold improved from $4,500 to $34,200 Achieved gross margin per home sold on homes acquired after September 1, 2022 of 13.5%; Contribution loss after interest per home sold improved from ($46,900) to ($2,900) 1 Includes $0.2 million charge in Q2 2023 and $7.3 million charge in Q1 2023 for inventory valuation adjustment Live, Laugh, Offerpad 9 | Q2 2023

Offerpad

TOTAL REVENUE ($M) & Homes Acquired


$1,080
3,792
$822
1,847
$677
539
$610
364
$230
840
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23

RETURNS PER HOME SOLD


$40K
$30K
$20K
$10K
$0K
-$10K
-$20K
-$30K
-$40K
-$50K
-$60K
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Gross Profit per Home Sold
Contribution Profit After Interest Per Home Sold

NET INCOME (LOSS), ADJ. NET INCOME (LOSS) & ADJ. EBITDA ($M)


$13.7
$11.6
($1.0)
($64.3)
($80.0)
($82.0)
($103.7)
($121.1)
($124.5)
($44.8)
($59.1)
($59.4)
($17.3)
($22.3)
($22.8)
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Net Income (Loss)
Adj. Net Income (Loss)
Adj. EBITDA

See page 19 for a reconciliation to the most directly comparable GAAP measure and additional information.

10 | Q2 2023

Offerpad Q2’23 Total Contribution Margin After Interest Per Home Sold $15k 4.3% ($4k) -1.0% ($11k) -3.1% $1k ($9k) -2.6% $6k 1.8% ($3k) -0.8% Net Sale Proceeds Holding Costs Selling Costs Contribution Margin Contribution Margin After Interest Other Services Total Contribution Margin After Interest Q2’23 Total Contribution Margin After Interest Per Home Sold, Excluding Inventory Acquired August’22 & Earlier $40K 12.0% ($2K) -0.6% ($10K) -3.0% $28K 8.4% $23K 7.0% $8K 2.5% $31K 9.5% Net Sale Proceeds Holding Costs Selling Costs Contribution Margin Contribution Margin After Interest Other Services Total Contribution Margin After Interest See page 19 for a reconciliation to the most directly comparable GAAP measure and additional information. 11 | Q2 2023

THIRD QUARTER 2023 OUTLOOK HOMES SOLD 600 – 700 REVENUE $200M – $240M ADJUSTED EBITDA1 ($17)M – ($9)M 1 See Non-GAAP financial measures on page 16 for an explanation of why a reconciliation of this guidance cannot be provided. 12 | Q2 2023

APPENDIX

Forward-Looking Statements

Certain statements in this shareholder letter may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook, and expectations regarding profitability, including the timing of reaching positive adjusted EBITDA, and anticipated market conditions in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; the success of strategic relationships with third parties; and Offerpad’s failure to meet the New York Stock Exchange’s continued listing standards. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 28, 2023, and our other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this shareholder letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

13 | Q2 2023

OFFERPAD SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data) (Unaudited)	2023	2022	2023	2022
Revenue	$230,147	$1,079,531	$839,726	$2,453,368
Cost of revenue	207,916	986,550	810,210	2,228,245

Gross profit	22,231	92,981	29,516	225,123

Operating expenses:
Sales, marketing and operating	29,040	65,239	71,391	135,127
General and administrative	12,713	16,121	27,192	30,778
Technology and development	2,312	3,243	4,553	6,425

Total operating expenses	44,065	84,603	103,136	172,330

(Loss) income from operations	(21,834)	8,378	(73,620)	52,793
Other income (expense):
Change in fair value of warrant liabilities	435	12,537	46	18,201
Interest expense	(1,867)	(7,771)	(9,299)	(14,967)
Other income, net	965	24	1,247	28

Total other (expense) income	(467)	4,790	(8,006)	3,262

(Loss) income before income taxes	(22,301)	13,168	(81,626)	56,055
Income tax expense	(43)	(1,610)	(165)	(3,509)

Net (loss) income	$(22,344)	$11,558	$(81,791)	$52,546

Net (loss) income per share, basic	$(0.82)	$0.71	$(3.21)	$3.24

Net (loss) income per share, diluted	$(0.82)	$0.66	$(3.21)	$3.03

Weighted average common shares outstanding, basic	27,258	16,390	25,470	16,200

Weighted average common shares outstanding, diluted	27,258	17,383	25,470	17,346

14 | Q2 2023

OFFERPAD SOLUTIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value per share) (Unaudited)	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$115,599	$97,241
Restricted cash	6,658	43,058
Accounts receivable	1,479	2,350
Real estate inventory	211,119	664,697
Prepaid expenses and other current assets	8,731	6,833

Total current assets	343,586	814,179
Property and equipment, net	4,874	5,194
Other non-current assets	4,641	5,696

TOTAL ASSETS	$353,101	$825,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,340	$4,647
Accrued and other current liabilities	19,272	28,252
Secured credit facilities and other debt, net	161,316	605,889
Secured credit facilities and other debt - related party	29,926	60,176

Total current liabilities	216,854	698,964
Warrant liabilities	493	539
Other long-term liabilities	2,543	3,689

Total liabilities	219,890	703,192

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 27,225 and 15,491 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	3	2
Class B common stock, zero shares authorized, issued and outstanding as of June 30, 2023; and $0.0001 par value, 20,000 shares authorized; 988 shares issued and outstanding as of December 31, 2022	—	—
Additional paid in capital	495,668	402,544
Accumulated deficit	(362,460)	(280,669)

Total stockholders’ equity	133,211	121,877

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$353,101	$825,069

15 | Q2 2023

OFFERPAD SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
($ in thousands) (Unaudited)	2023	2022
Cash flows from operating activities:
Net (loss) income	$(81,791)	$52,546
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	380	249
Amortization of debt financing costs	1,980	1,546
Real estate inventory valuation adjustment	7,454	22,205
Stock-based compensation	3,898	4,028
Change in fair value of warrant liabilities	(46)	(18,201)
Change in fair value of derivative instrument	715	—
Loss on disposal of property and equipment	30	—
Changes in operating assets and liabilities:
Accounts receivable	871	(6,764)
Real estate inventory	446,124	(179,060)
Prepaid expenses and other assets	313	(5,847)
Accounts payable	1,693	4,306
Accrued and other liabilities	(10,126)	12,513

Net cash provided by (used in) operating activities	371,495	(112,479)

Cash flows from investing activities:
Purchases of property and equipment	(90)	(725)
Purchases of derivative instruments	(1,872)	—

Net cash used in investing activities	(1,962)	(725)

Cash flows from financing activities:
Borrowings from credit facilities and other debt	411,990	2,132,189
Repayments of credit facilities and other debt	(889,773)	(2,017,985)
Payment of debt financing costs	(172)	(35)
Borrowings from warehouse lending facility	18,488	—
Repayments of warehouse lending facility	(17,336)	—
Proceeds from issuance of pre-funded warrants	90,000	—
Proceeds from exercise of pre-funded warrants	11	—
Issuance cost of pre-funded warrants	(784)	—
Proceeds from exercise of stock options	53	4,775
Payments for taxes related to stock-based awards	(52)	(235)

Net cash (used in) provided by financing activities	(387,575)	118,709

Net change in cash, cash equivalents and restricted cash	(18,042)	5,505
Cash, cash equivalents and restricted cash, beginning of period	140,299	194,433

Cash, cash equivalents and restricted cash, end of period	$122,257	$199,938

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$115,599	$155,464
Restricted cash	6,658	44,474

Total cash, cash equivalents and restricted cash	$122,257	$199,938

Supplemental disclosure of cash flow information:
Cash payments for interest	$13,932	$19,941

16 | Q2 2023

Non-GAAP Financial Measures

In addition to our results of operations above, we report certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

We may calculate or present our non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures we report may not be comparable with those of companies in our industry or in other industries. We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) or Contribution Profit After Interest to Gross profit within this shareholder letter because we are unable to calculate certain reconciling items without making unreasonable efforts. With respect to Adjusted EBITDA, these items include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, and with respect to Contribution Profit After Interest, these items include, but are not limited to, inventory valuation adjustments, inventory sales timing or product mix, which could materially affect the computation of forward-looking net income (loss) and Gross Profit, respectively, and are inherently uncertain and depend on various factors, some of which are outside of our control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding our margins, we have included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across our markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

17 | Q2 2023

Adjusted Gross Profit / Margin

We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

We view this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

We calculate Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments. The composition of our holding costs is described in the footnotes to the reconciliation table below. We define Contribution Margin as Contribution Profit as a percentage of revenue.

We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

We define Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under our senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Our senior and mezzanine secured credit facilities are secured by our homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. We define Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

18 | Q2 2023

The following tables present a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our Gross (Loss) Profit, which is the most directly comparable GAAP measure, and Contribution (Loss) Profit Per Home Sold and Contribution (Loss) Profit After Interest Per Home Sold to Offerpad’s Gross (Loss) Profit Per Home Sold, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages and homes sold, unaudited)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Gross (loss) profit	$22,231	$7,285	$(44,860)	$2,159	$92,981
Gross margin	9.7%	1.2%	-6.6%	0.3%	8.6%
Homes sold	650	1,609	1,865	2,280	2,888
Gross profit (loss) per home sold	34.2	4.5	(24.1)	0.9	32.2
Adjustments:
Inventory valuation adjustment - current period	169	7,285	44,075	27,529	20,995
Inventory valuation adjustment - prior period	(13,679)	(51,515)	(25,469)	(8,955)	(287)
Interest expense capitalized	1,358	4,677	3,081	2,508	2,793

Adjusted gross profit (loss)	10,079	(32,268)	(23,173)	23,241	116,482
Adjusted gross margin	4.4%	-5.3%	-3.4%	2.8%	10.8%
Adjustments:
Direct selling costs	(5,743)	(18,061)	(20,584)	(21,419)	(23,524)
Holding costs on sales - current period	(269)	(1,248)	(1,251)	(1,765)	(1,293)
Holding costs on sales - prior period	(567)	(1,886)	(1,209)	(405)	(526)
Other income, net	965	282	861	643	24

Contribution profit (loss)	4,465	(53,181)	(45,356)	295	91,163
Contribution margin	1.9%	-8.7%	-6.7%	0.0%	8.4%
Homes sold	650	1,609	1,865	2,280	2,888
Contribution profit (loss) per home sold	6.9	(33.1)	(24.3)	0.1	31.6
Adjustments:
Interest expense capitalized	(1,358)	(4,677)	(3,081)	(2,508)	(2,793)
Interest expense on homes sold - current period	(1,292)	(5,498)	(5,858)	(5,707)	(4,115)
Interest expense on homes sold - prior period	(3,708)	(12,032)	(6,943)	(2,382)	(1,999)

Contribution profit (loss) after interest	(1,893)	(75,388)	(61,238)	(10,301)	82,256
Contribution margin after interest	-0.8%	-12.4%	-9.0%	-1.3%	7.6%
Homes sold	650	1,609	1,865	2,280	2,888
Contribution (loss) profit after interest per home sold	(2.9)	(46.9)	(32.8)	(4.5)	28.5

	Three Months Ended June 30, 2023
(in thousands, except percentages and homes sold, unaudited)	Acquired Aug’22 & Prior	Acquired Sep’22 & Later Cohort	Total
Gross profit (GAAP)	$329.00	$21,902.00	$22,231.00
Gross margin	0.5%	13.5%	9.7%
Homes sold	159	491	650
Gross profit per home sold	$2.1	$44.6	$34.2
Adjustments:
Inventory valuation adjustment - current period (1)	105	64	169
Inventory valuation adjustment - prior period (2)	(11,990)	(1,689)	(13,679)
Interest expense capitalized (3)	669	689	1,358

Adjusted (loss) gross profit	$(10,887)	$20,966	$10,079
Adjusted gross margin	-16.0%	12.9%	4.4%
Adjustments:
Direct selling costs (4)	(1,790)	(3,953)	(5,743)
Holding costs on sales - current period (5)(6)	(93)	(176)	(269)
Holding costs on sales - prior period (5)(7)	(467)	(100)	(567)
Other income, net (8)	—	965	965

Contribution (loss) profit	$(13,237)	$17,702	$4,465
Contribution margin	-19.5%	10.9%	1.9%
Homes sold	159	491	650
Contribution (loss) profit per home sold	$(83.3)	$36.1	$6.9
Adjustments:
Interest expense capitalized (3)	(669)	(689)	(1,358)
Interest expense on homes sold - current period (9)	(397)	(895)	(1,292)
Interest expense on homes sold - prior period (10)	(2,962)	(746)	(3,708)

Contribution (loss) profit after interest	$(17,265)	$15,372	$(1,893)
Contribution margin after interest	-25.4%	9.5%	-0.8%
Homes sold	159	491	650
Contribution (loss) profit after interest per home sold	$(108.6)	$31.3	$(2.9)

19 | Q2 2023

Adjusted Net (Loss) Income and Adjusted EBITDA

We also present Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which our management team uses to assess our underlying financial performance. We believe these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

We calculate Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. We define Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

We calculate Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to our operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of our Adjusted Net Income (Loss) and Adjusted EBITDA to our GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, unaudited)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net (loss) income (GAAP)	$(22,344)	$(59,447)	$(121,137)	$(80,022)	$11,558
Change in fair value of warrant liabilities	(435)	389	(3,360)	(1,961)	(12,537)

Adjusted net (loss) income	$(22,779)	$(59,058)	$(124,497)	$(81,983)	$(979)
Adjusted net (loss) income margin	(9.9%)	(9.7%)	(18.4%)	(10.0%)	(0.1%)
Adjustments:
Interest expense	1,867	7,432	15,135	15,889	7,771
Amortization of capitalized interest (1)	1,358	4,677	3,081	2,508	2,793
Income tax expense	43	122	324	(3,474)	1,610
Depreciation and amortization	178	202	258	515	130
Amortization of stock-based compensation	2,055	1,843	2,014	2,265	2,400

Adjusted EBITDA	(17,278)	(44,782)	(103,685)	(64,280)	13,725
Adjusted EBITDA margin	(7.5%)	(7.3%)	(15.3%)	(7.8%)	1.3%

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

20 | Q2 2023

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